UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2022

bleuacacia ltd
(Exact name of registrant as specified in its charter)
Cayman Islands	001-41074	98-1582905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue
New York, New York 10110
(Address of principal executive offices, including zip code)

(212) 935-5599
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	BLEUU	The Nasdaq Stock Market LLC

Class A ordinary shares, $0.0001 par value per share	BLEU	The Nasdaq Stock Market LLC

Rights to acquire one-sixteenth of one Class A ordinary share	BLEUR	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLEUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2022, the board of directors (the “Board”) of bleuacacia ltd (the “Company”) appointed Kat Peeler as a director and a member of the audit committee effective as of November 4, 2022. The Board has determined that Ms. Peeler is an independent director. Ms. Peeler will serve as a director of the Company with a term of office that shall extend until the next annual meeting of shareholders of the Company or, if earlier, the date of her resignation or removal from the Board.

Since September 2016, Ms. Peeler has served as the Chief Executive Officer of Eco Guar Group, a global value added B2B supplier of non-GMO Guar products with a focus on sustainability and ethical community fair trade. Prior to this, Ms. Peeler was a senior executive at L’Oreal, the beauty products company, from 1998 to 2015. Her roles included Senior Vice-President of Garnier consumer business. Ms. Peeler received a Bachelor of Science in Engineering (BSE) degree from Princeton University and a Master of Management (MM) degree from Kellogg School of Management, Northwestern University.

On November 4, 2022, in connection with Ms. Peeler’s appointment to the Board, the Company and Ms. Peeler entered into (i) a joinder (the “Letter Agreement Joinder”) to the letter agreement (the “Letter Agreement”) dated November 17, 2021, entered into by and among the Company, its officers, directors and senior advisors at the time of the Company’s initial public offering and bleuacacia sponsor LLC (the “Sponsor”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 22, 2021 (the “Current Report”), (ii) a joinder (the “Registration Rights Agreement Joinder”) to the registration rights agreement (the “Registration Rights Agreement”) entered into by and among the Company, the Sponsor and the holders party thereto, which was filed as Exhibit 10.3 to the Current Report, under which Ms. Peeler will be granted certain registration rights on the same terms as the other holders at the time of the Company’s initial public offering and (iii) an indemnity agreement (the “Indemnity Agreement”) on the same terms as the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.6 to the Current Report.

Other than the foregoing, Ms. Peeler is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement, the Letter Agreement Joinder, the Registration Rights Agreement, the Registration Rights Agreement Joinder and the Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the copies of those documents which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1
Letter Agreement, dated November 17, 2021, by and among the Company, its officers, directors and senior advisors and bleuacacia sponsor LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021).

10.2*	Joinder to the Letter Agreement, dated November 4, 2022, between the Company and Kat Peeler.

10.3
Registration Rights Agreement, dated November 17, 2021, by and among the Company, bleuacacia sponsor LLC and the other parties thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021).

10.4*	Joinder to the Registration Rights Agreement, dated November 4, 2022, between the Company and Kat Peeler.

10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 22, 2021).

104	Cover Page Interactive Data File (formatted as inline XBRL)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bleuacacia ltd

Date: November 10, 2022	By:	/s/ Thomas Northover
Name: Thomas Northover
Title: Executive Director